                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
     TENDER OF SHARES OF COMMON STOCK, INCLUDING SCRIP, AND PREFERRED STOCK
                                       OF
                            PMC INTERNATIONAL, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 9, 1998
                                       BY
                                   ZACQ CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          THE ZIEGLER COMPANIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereof must be used to accept the Offer (as defined below) if certificates for common stock, par value $.01 per share, including scrip (the "Common Shares"), and/or certificates for $0.325 Cumulative Series A Preferred Stock, no par value per share (the "Preferred Shares") (collectively, the Common Shares and Preferred Shares are referred to as the "Shares"), of PMC International, Inc., a Colorado corporation (the "Company"), are not immediately available (including if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date). The term "Expiration Date" means 5:00 p.m., Eastern Time, on Thursday, December 10, 1998, unless and until the ZACQ Corp., a Colorado corporation, and a wholly owned subsidiary of The Ziegler Companies, Inc., a Wisconsin corporation, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, will expire. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                          FIRSTAR BANK MILWAUKEE, N.A.
                         (F/K/A) FIRSTAR TRUST COMPANY

        BY MAIL:            BY OVERNIGHT DELIVERY:            BY HAND:
Corporate Trust Services   Corporate Trust Services   Corporate Trust Services
      P.O. Box 2077           1555 N. RiverCenter        1555 N. RiverCenter
   Milwaukee, WI 53201               Drive                      Drive
                                   Suite 301                  Suite 301
                              Milwaukee, WI 53212        Milwaukee, WI 53212

                             FACSIMILE TRANSMISSION
                        For Eligible Institutions Only:
                                 (414) 705-5049
                              Confirm by Telephone
                                 (414) 276-3737

                             FOR INFORMATION CALL:
                                 (800) 637-7549
                                 (414) 276-3737

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to ZACQ Corp., a Colorado corporation (the "Purchaser"), which is a wholly owned subsidiary of The Ziegler Companies, Inc., a Wisconsin corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 9, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (such Offer to Purchase and related Letter of Transmittal, together with any amendments or supplements thereto, the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

     (Please type or print)
     Number of Common Shares: ______________________________________
     (including scrip)

     Number of Preferred Shares: ___________________________________

     Certificate Nos. (if available): ______________________________

     ---------------------------------------------------------------
                                    Name(s)

     ---------------------------------------------------------------
                                  Address(es)

     ---------------------------------------------------------------

     ---------------------------------------------------------------
                       Area Code(s) and Telephone Numbers

                                   SIGN HERE

     ---------------------------------------------------------------
                                  Signature(s)

     ---------------------------------------------------------------
                                     Dated:

If Shares will be tendered by book-entry transfer, fill in the applicable account number of The Depository Trust Company, below:

     Account Number: _______________________________________________

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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program (each such entity, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees and any other required documents within three trading days after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meaning set forth in the Offer to Purchase.

     Authorized Signature: _________________________________________
     Name: _________________________________________________________
                                 (Please Print)

     ---------------------------------------------------------------

     ---------------------------------------------------------------

     Title: ________________________________________________________
     Name of Firm: _________________________________________________
     Address: ______________________________________________________

     ---------------------------------------------------------------

     ---------------------------------------------------------------
                              (Including Zip Code)

     Area Code and Telephone Number: _______________________________
     Date: ______________________ , 199

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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